Rouse Properties Reports Second Quarter 2015 Results
- Total Portfolio Leasing Hits Record 1.5 Million SF, with Over 605,000 SF of Inline Leasing -
- Sales for Operating Portfolio Grow to $342 PSF, up 6.6% on Comparable TTM Basis -
- Same Property NOI Increased 2.7% and Average Rents Improved by 4.5% -
- Year to Date Initial Spreads of 10.6% for New and Renewal Leases, with increase of 8.4% in Q2 -
- Acquired Fig Garden Village for $106.1 Million -
- Increasing Full Year 2015 Guidance Range by $0.01 Per Share -

New York, NY, August 3, 2015 - Rouse Properties, Inc. (the "Company" or "Rouse") (NYSE: RSE) today announced consolidated results for the three months ended June 30, 2015.
"We continue to achieve great progress across our platform, producing record leasing levels and driving our operating portfolio to 91.6% leased. Further, sales per square foot continue to climb, rising $20 per square foot alone since the start of the year and we continue to raise our sales goals for the portfolio going forward" stated Andrew Silberfein, President and Chief Executive Officer. "On the investment front, we acquired Fig Garden Village, a market-leading lifestyle center in Fresno,CA, which represents a natural step to expand our platform and provide additional avenues to grow through our comprehensive management and leasing approach. Our strategic capital programs at NewPark Mall, Gateway Mall and Southland Center have been extremely well received by a wide spectrum of retailers, restaurants and entertainment tenants, as we continue to create significant value for our shareholders."

Operational and Financial Highlights Second Quarter 2015(1)

•	Initial rental rates for new and renewal leases on a same suite basis rose 8.4%, and average rental rates increased by 13.1%, for leases executed during the quarter.

•	Leased approximately 1.5 million square feet, including anchor and non-anchor leases.

•	Signed not yet open leases increased to 1.1 million square feet representing $15.6 million of annual incremental revenue.

•
For the Operating Portfolio, inline occupancy increased 160 basis points YoY to 89.2%, and leased percentage was unchanged at 91.6%. Including anchors, occupancy was 94.9% and leased percentage was 96.0%.

•	For the Operating Portfolio, tenant sales were $342 per square foot on a trailing twelve month basis. On a comparable basis, trailing twelve month tenant sales increased 6.6%.

•	Same Property Core NOI grew by 2.7% in the second quarter compared to the same period in the prior year.

•	Same Property average total rent for tenants less than 10,000 square feet increased 4.5%, YoY, to $40.75 from $38.98 per square foot.

(1) Operating Portfolio excludes properties undergoing substantial redevelopment and special consideration assets.

Financial Results for the Three Months Ended June 30, 2015
Core FFO was $22.4 million, or $0.39 per diluted share, as compared to $21.4 million, or $0.37 per diluted share in the prior year period. The year over year increase was the result of higher Same Property NOI and the impact of properties acquired in 2014 and 2015. This was partially offset by reduced NOI from special consideration assets and the sale of The Shoppes at Knollwood Mall in mid January.
Core NOI was $45.9 million, an increase of 3.4% from $44.4 million in the prior year period. Excluding lease termination income of approximately $0.2 million, quarterly Same Property Core NOI increased by 2.7% to $36.1 million from $35.2 million in the prior year.

Net loss attributable to Rouse Properties was $(0.7) million or $(0.01) per diluted share, as compared to a net loss of $(8.2) million or $(0.14) per diluted share in the prior year period. The change in net income was primarily due to a gain on extinguishment of debt of $4.1 million, along with an increase in income from the Same Property portfolio.
Transactions
In April 2015, the Company conveyed Collin Creek Mall located in Plano, TX, to its mortgage lender in full satisfaction of the debt. The loan had a net outstanding balance of approximately $57.6 million. The Company recognized a $4.1 million gain related to the extinguishment of debt.

In May 2015, the Company acquired Fig Garden Village located in Fresno, CA, for a total purchase price of $106.1 million. The Company placed a new $74.2 million non-recourse mortgage loan that bears interest at 4.14%, matures in June 2025, is interest only for the first five years and amortizes over 30 years thereafter.

Financial Activities
In June 2015, the Company exercised a portion of its "accordion" feature which increased the 2013 Senior Facility from $545.0 million to $595.0 million. The exercise increased the 2013 Revolver from $285.0 million to $310.0 million and increased the 2013 Term Loan from $260.0 million to $285.0 million. The term and rates of the Company's 2013 Senior Facility were otherwise unchanged.

Subsequent Events
On July 1, 2015, the Company repaid the outstanding balance on the $59.0 million mortgage loan secured by Grand Traverse Mall located in Traverse City, MI. On July 29, 2015, Grand Traverse Mall was added to the 2013 Corporate Credit Facility collateral pool.

Common Stock Dividend
On July 30, 2015, the Board of Directors declared a common stock dividend of $0.18 per share payable on October 30, 2015 to stockholders of record on October 15, 2015.

2015 Guidance
The Company is increasing its full year 2015 guidance range for Core FFO by $0.01 to $1.74 to $1.78 per diluted share, based on management's expectations as of the date of this release.  Full year guidance assumes the following: Same Property Core NOI growth of 2.5% to 3.75%, general and administrative expense of $25.3 million to $25.8 million, and interest expense of $67.2 million to $67.7 million. The guidance presented does not include the effects of property acquisitions, dispositions, or capital transaction activity completed subsequent to June 30, 2015, except for mortgage refinancings to be completed in the ordinary course of business.

	For the year ending
	December 31, 2015
	Low	High
GAAP expected net income per share	$0.74	$0.77
Add: Depreciation and amortization	1.69	1.72
Less: Gain on sale of real estate assets	(0.56)	(0.56)
Less: Gain on extinguishment of debt	(0.46)	(0.46)
Expected Funds From Operations per share	1.41	1.47
Other Core Funds From Operations adjustments (1)	0.33	0.31
Core Funds From Operations (2)	$1.74	$1.78
(1) Refer to the Supplemental Information package for additional details on the nature of the adjustments to reconcile to FFO and Core FFO. 2015 Guidance includes:

	Low	High
Straight-line rent and above / below market lease amortization	$8,600	$8,200
Other expense	5,500	4,800
Amortization and write off of market rate adjustments	900	800
Amortization and write off of deferred financing costs	3,750	3,525
Income taxes	700	600

(2) Assumes 2015 annualized weighted average common shares outstanding - diluted of 58,150,000.

Supplemental Information
The Company released an informational supplemental packet, available at www.rouseproperties.com under the Investors section, with additional detail, including a description of non-GAAP financial measures and reconciliation to GAAP measures.
Investor Conference Webcast and Conference Call
The Company will host a webcast and conference call at 8:00 a.m. eastern standard time on August 4, 2015, to discuss second quarter 2015 results. The number to call is 877-705-6003 (domestic) and 1-201-493-6725 (international). The live webcast will be available at www.rouseproperties.com under the Investors section. A replay of the conference call will be available through August 18, 2015, by dialing 877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13614355.
Forward-Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to the Company's ability to outperform the ongoing recovery of the retail and REIT industry and the markets in which the Company's mall properties are located, the Company's ability to generate internal and external growth, the Company's ability to identify and complete the acquisition of properties in new markets, the Company's ability to complete redevelopment projects, and the Company's ability to increase margins, including net operating income. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and other documents filed by the Company with the Securities and Exchange Commission.

Non-GAAP Financial Measures
The Company makes reference to net operating income (“NOI”) and funds from operations (“FFO”).  NOI is defined as operating revenues (minimum rents, including lease termination fees, tenant recoveries, overage rents, and other income) less property and related expenses (property operating expenses, real estate taxes, repairs and maintenance, marketing, and provision for doubtful accounts). We use FFO, as defined by the National Association of Real Estate Investment Trusts, as a supplemental measure of our operating performance. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, and real estate related depreciation and amortization.
In order to present operations in a manner most relevant to its future operations, Core FFO and Core NOI have been presented to exclude certain non-cash and non-recurring revenue and expenses. A reconciliation of NOI to Core NOI and FFO to Core FFO has been included in the "Reconciliation of Core NOI and Core FFO" schedule attached to this release.
NOI, FFO and derivations thereof are not alternatives to GAAP operating income (loss) or net income (loss) available to common stockholders.  For reference, as an aid in understanding management's computation of NOI and FFO, a reconciliation of NOI to operating income and FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of Non-GAAP to GAAP Financial Measures" schedule attached to this release.
About Rouse
Rouse Properties, Inc. (NYSE:RSE) is a publicly traded real estate investment trust headquartered in New York City and was founded on a legacy of innovation and creativity. Among the country's largest publicly traded regional mall owners, the Company's geographically diverse portfolio spans the United States from coast to coast, and includes 35 malls and retail centers in 21 states encompassing approximately 24.1 million square feet. For more information please visit: www.rouseproperties.com.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2015 (Unaudited)	June 30, 2014 (Unaudited)	June 30, 2015 (Unaudited)	June 30, 2014 (Unaudited)
Revenues:
Minimum rents	$50,770	$46,820	$102,304	$92,790
Tenant recoveries	18,892	18,729	38,842	37,912
Overage rents	732	474	2,322	1,938
Other	2,015	1,767	3,502	2,988
Total revenues	72,409	67,790	146,970	135,628
Expenses:
Property operating costs	17,053	17,159	33,965	33,895
Real estate taxes	6,881	6,073	14,355	12,266
Property maintenance costs	2,347	2,600	5,694	5,776
Marketing	549	540	938	1,081
Provision for doubtful accounts	61	194	558	388
General and administrative	6,889	6,541	13,359	12,481
Provision for impairment	—	—	2,900	—
Depreciation and amortization	23,877	23,419	49,863	44,463
Other	1,792	587	3,951	1,261
Total operating expenses	59,449	57,113	125,583	111,611
Operating income	12,960	10,677	21,387	24,017

Interest income	2	104	14	276
Interest expense	(17,484)	(18,833)	(36,635)	(36,647)
Gain on extinguishment of debt	4,054	—	26,894	—
Provision for income taxes	(191)	(123)	(427)	(247)
Income (loss) from continuing operations before gain (loss) on sale of real estate assets	(659)	(8,175)	11,233	(12,601)
Gain (loss) on sale of real estate assets	(14)	—	32,496	—
Income (loss) from continuing operations	(673)	(8,175)	43,729	(12,601)
Discontinued operations	—	—	—	—
Net income (loss)	$(673)	$(8,175)	$43,729	$(12,601)
Net income attributable to non-controlling interests	(15)	—	(9)	—
Net income (loss) attributable to Rouse Properties Inc.	$(688)	$(8,175)	$43,720	$(12,601)

Net income (loss) per share attributable to Rouse Properties Inc - Basic(1)	$(0.01)	$(0.14)	$0.76	$(0.22)

Net income (loss) per share attributable to Rouse Properties Inc - Diluted (2)	$(0.01)	$(0.14)	$0.75	$(0.22)

Dividends declared per share	$0.18	$0.17	$0.36	$0.34

Other comprehensive income (loss):
Net income (loss)	$(673)	$(8,175)	$43,729	$(12,601)
Other comprehensive loss:
Unrealized gain (loss) on financial instrument	171	(369)	(235)	(655)
Comprehensive income (loss)	$(502)	$(8,544)	$43,494	$(13,256)

(1) Calculated using weighted average number of shares of 57,726,603 and 57,519,079 for the three months ended June 30, 2015 and 2014, respectively, and 57,667,380 and 56,828,173 for the six months ended June 30, 2015 and 2014, respectively,
(2) Calculated using weighted average number of shares of 57,726,603 and 57,519,079 for the three months ended June 30, 2015 and 2014, respectively, and 58,101,849 and 56,828,173 for the six months ended June 30, 2015 and 2014, respectively,

Consolidated Balance Sheets

(In thousands)	June 30, 2015 (Unaudited)	December 31, 2014

Assets:
Investment in real estate:
Land	$378,881	$371,363
Buildings and equipment	1,916,384	1,820,072
Less accumulated depreciation	(203,450)	(189,838)
Net investment in real estate	2,091,815	2,001,597
Cash and cash equivalents	2,907	14,308
Restricted cash	44,810	48,055
Accounts receivable, net	32,599	35,492
Deferred expenses, net	51,215	52,611
Prepaid expenses and other assets, net	53,746	62,690
Assets of property held for sale	—	55,647
Total assets	$2,277,092	$2,270,400

Liabilities:
Mortgages, notes and loans payable, net	$1,603,118	$1,584,499
Accounts payable and accrued expenses, net	113,293	113,976
Liabilities of property held for sale	—	38,590
Total liabilities	1,716,411	1,737,065

Commitments and contingencies	—	—

Equity:
Preferred stock (1)	—	—
Common stock (2)	578	578
Additional paid-in capital	663,523	679,275
Accumulated deficit	(119,161)	(162,881)
Accumulated other comprehensive loss	(717)	(482)
Total stockholders' equity	544,223	516,490
Non-controlling interest	16,458	16,845
Total equity	560,681	533,335
Total liabilities and equity	$2,277,092	$2,270,400

(1) Preferred stock: $0.01 par value; 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2015 and December 31, 2014.
(2) Common stock: $0.01 par value; 500,000,000 shares authorized, 58,047,630 issued and 57,985,228 outstanding as of June 30, 2015 and 57,748,141 issued and 57,743,981 outstanding as of December 31, 2014.
.

Reconciliation of Core NOI and Core FFO - For the Three Month Period Ended

	June 30, 2015					June 30, 2014
(In thousands, except per share amounts)	(Unaudited)					(Unaudited)
	Consolidated	Non-controlling Interest (1)	Rouse Total	Core Adjustments	Core NOI / FFO	Consolidated	Non-controlling Interest (1)	Rouse Total	Core Adjustments	Core NOI / FFO

Revenues:
Minimum rents (2)	$50,770	$(1,075)	$49,695	$1,361	$51,056	$46,820	$—	$46,820	$3,186	$50,006
Tenant recoveries	18,892	(335)	18,557	—	18,557	18,729	—	18,729	—	18,729
Overage rents	732	6	738	—	738	474	—	474	—	474
Other	2,015	(27)	1,988	—	1,988	1,767	—	1,767	—	1,767
Total revenues	72,409	(1,431)	70,978	1,361	72,339	67,790	—	67,790	3,186	70,976
Operating Expenses:
Property operating costs (3)	17,053	(250)	16,803	(39)	16,764	17,159	—	17,159	(36)	17,123
Real estate taxes	6,881	(176)	6,705	—	6,705	6,073	—	6,073	—	6,073
Property maintenance costs	2,347	(42)	2,305	—	2,305	2,600	—	2,600	—	2,600
Marketing	549	(19)	530	—	530	540	—	540	—	540
Provision for doubtful accounts	61	29	90	—	90	194	—	194	—	194
Total operating expenses	26,891	(458)	26,433	(39)	26,394	26,566	—	26,566	(36)	26,530

Net operating income	45,518	(973)	44,545	1,400	45,945	41,224	—	41,224	3,222	44,446

General and administrative (4)(5)	6,889	—	6,889	(5)	6,884	6,541	—	6,541	(16)	6,525
Other (6)	1,792	—	1,792	(1,792)	—	587	—	587	(587)	—
Subtotal	36,837	(973)	35,864	3,197	39,061	34,096	—	34,096	3,825	37,921

Interest income	2	—	2	—	2	104	—	104	—	104
Interest expense
Amortization and write-off of market rate adjustments	293	—	293	(293)	—	(1,313)	—	(1,313)	1,313	—
Amortization and write-off of deferred financing costs	(751)	—	(751)	751	—	(880)	—	(880)	880	—
Debt extinguishment costs	—	—	—	—	—	—	—	—	—	—
Interest on debt	(17,026)	362	(16,664)	—	(16,664)	(16,640)	—	(16,640)	—	(16,640)
Provision for income taxes	(191)	—	(191)	191	—	(123)	—	(123)	123	—
Funds from operations	$19,164	$(611)	$18,553	$3,846	$22,399	$15,244	$—	$15,244	$6,141	$21,385
Funds from operations per share - basic (7)					$0.39					$0.37
Funds from operations per share - diluted (8)					$0.39					$0.37
(1) Represents our partner's share of operations from consolidated properties.
(2) Core adjustments include the aggregate amounts for straight-line rent of $(377) and $(462), above / below market lease amortization of $1,728 and $3,639 and tenant inducement amortization of $10 and $9 for the three months ended June 30, 2015 and 2014, respectively.
(3) Core adjustments include above / below market ground lease amortization of $39 and $36 for the three months ended June 30, 2015 and 2014, respectively.
(4) General and administrative costs include $645 and $957 of non-cash stock compensation expense for the three months ended June 30, 2015 and 2014, respectively.
(5) Core adjustments include amounts for the corporate and regional office straight-line rent of $5 and $16 for the three months ended June 30, 2015 and 2014, respectively.
(6) Core adjustments include property acquisition costs and non-recurring costs related to the transition from Brookfield's IT platform on to Rouse's IT platform.
(7) Calculated using weighted average number of shares of common stock of 57,726,603 and 57,519,079 for the three months ended June 30, 2015 and 2014, respectively.
(8) Assumes 58,088,387 and $57,897,716 diluted shares of common stock for the three months ended June 30, 2015 and 2014, respectively.

Reconciliation of Core NOI and Core FFO - For the Six Month Period Ended

	June 30, 2015					June 30, 2014
(In thousands, except per share amounts)	(Unaudited)					(Unaudited)
	Consolidated	Non-controlling Interest (1)	Rouse Total	Core Adjustments	Core NOI / FFO	Consolidated	Non-controlling Interest (1)	Rouse Total	Core Adjustments	Core NOI / FFO

Revenues:
Minimum rents (2)	$102,304	$(2,101)	$100,203	$3,861	$104,064	$92,790	$—	$92,790	$6,319	$99,109
Tenant recoveries	38,842	(663)	38,179	—	38,179	37,912	—	37,912	—	37,912
Overage rents	2,322	(44)	2,278	—	2,278	1,938	—	1,938	—	1,938
Other	3,502	(36)	3,466	—	3,466	2,988	—	2,988	—	2,988
Total revenues	146,970	(2,844)	144,126	3,861	147,987	135,628	—	135,628	6,319	141,947
Operating Expenses:
Property operating costs (3)	33,965	(532)	33,433	(78)	33,355	33,895	—	33,895	(67)	33,828
Real estate taxes	14,355	(353)	14,002	—	14,002	12,266	—	12,266	—	12,266
Property maintenance costs	5,694	(79)	5,615	—	5,615	5,776	—	5,776	—	5,776
Marketing	938	(19)	919	—	919	1,081	—	1,081	—	1,081
Provision for doubtful accounts	558	59	617	—	617	388	—	388	—	388
Total operating expenses	55,510	(924)	54,586	(78)	54,508	53,406	—	53,406	(67)	53,339

Net operating income	91,460	(1,920)	89,540	3,939	93,479	82,222	—	82,222	6,386	88,608

General and administrative (4)(5)	13,359	—	13,359	(9)	13,350	12,481	—	12,481	(22)	12,459
Other (6)	3,951	—	3,951	(3,951)	—	1,261	—	1,261	(1,261)	—
Subtotal	74,150	(1,920)	72,230	7,899	80,129	68,480	—	68,480	7,669	76,149

Interest income	14	—	14	—	14	276	—	276	—	276
Interest expense
Amortization and write-off of market rate adjustments	243	—	243	(243)	—	(1,887)	—	(1,887)	1,887	—
Amortization and write-off of deferred financing costs	(1,650)	—	(1,650)	1,650	—	(2,153)	—	(2,153)	2,153	—
Debt extinguishment costs	—	—	—	—	—	—	—	—	—	—
Interest on debt	(35,228)	719	(34,509)	—	(34,509)	(32,607)	—	(32,607)	—	(32,607)
Provision for income taxes	(427)	—	(427)	427	—	(247)	—	(247)	247	—
Funds from operations	$37,102	$(1,201)	$35,901	$9,733	$45,634	$31,862	$—	$31,862	$11,956	$43,818
Funds from operations per share - basic (7)					$0.79					$0.77
Funds from operations per share - diluted (8)					$0.79					$0.76
(1) Represents our partner's share of operations from consolidated properties.
(2) Core adjustments include the aggregate amounts for straight-line rent of $(349) and $(1,087), above / below market lease amortization of $4,192 and $7,396 and tenant inducement amortization of $18 and $10 for the six months ended June 30, 2015 and 2014, respectively.
(3) Core adjustments include above / below market ground lease amortization of $78 and $67 for the six months ended June 30, 2015 and 2014, respectively.
(4) General and administrative costs include $1,510 and $1,777 of non-cash stock compensation expense for the six months ended June 30, 2015 and 2014, respectively.
(5) Core adjustments include amounts for the corporate and regional office straight-line rent of $9 and $22 for the six months ended June 30, 2015 and 2014, respectively.
(6) Core adjustments include property acquisition costs and non-recurring costs related to the transition from Brookfield's IT platform on to Rouse's IT platform.
(7) Calculated using weighted average number of shares of common stock of 57,667,380 and 56,828,173 for the six months ended June 30, 2015 and 2014, respectively.
(8) Assumes 58,101,849 and 57,436,703 diluted shares of common stock for the six months ended June 30, 2015 and 2014, respectively.

Reconciliation of Non-GAAP to GAAP Financial Measures

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2015(unaudited)	June 30, 2014 (unaudited)	June 30, 2015(unaudited)	June 30, 2014 (unaudited)

Reconciliation of NOI to GAAP Operating Income
Rouse NOI:	$44,545	$41,224	$89,540	$82,222
Non-controlling interest	973	—	1,920	—
General and administrative	(6,889)	(6,541)	(13,359)	(12,481)
Other	(1,792)	(587)	(3,951)	(1,261)
Depreciation and amortization	(23,877)	(23,419)	(49,863)	(44,463)
Provision for impairment	—	—	(2,900)	—
Operating income	$12,960	$10,677	$21,387	$24,017

Reconciliation of FFO to GAAP Net income (loss) attributable to Rouse Properties Inc.
FFO:	$18,553	$15,244	$35,901	$31,862
Non-controlling interest - Depreciation and amortization	596	—	1,192	—
Depreciation and amortization	(23,877)	(23,419)	(49,863)	(44,463)
Provision for impairment	—	—	(2,900)	—
Gain on extinguishment of debt	4,054	—	26,894	—
Gain (loss) on sale of real estate assets	(14)	—	32,496	—
Net income (loss) attributable to Rouse Properties Inc.	$(688)	$(8,175)	$43,720	$(12,601)

Weighted average number of shares outstanding - basic	57,726,603	57,519,079	57,667,380	56,828,173
Weighted average number of shares outstanding - diluted	57,726,603	57,519,079	58,101,849	56,828,173

Net income (loss) per share attributable to Rouse Properties Inc.- Basic	$(0.01)	$(0.14)	$0.76	$(0.22)

Net income (loss) per share attributable to Rouse Properties Inc.- Diluted	$(0.01)	$(0.14)	$0.75	$(0.22)
.

Source: Rouse Properties, Inc.
Rouse Properties, Inc.
Investor Relations, 212-608-5108
IR@rouseproperties.com